SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported): December 22, 1997



                                 PRESSTEK, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                          0-17541               02-0415170
(State or other jurisdiction            (Commission           (I.R.S. Employer
    of incorporation)                   File Number)         Identification No.)



8-9 Commercial Street, Hudson, New Hampshire                        03051-3907
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code: (603) 595-7000



--------------------------------------------------------------------------------
           Former name or former address, if changed since last report





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Item 5.  Other Events


     The Company has entered into a settlement with the Securities and Exchange Commission of all matters relating to the Company arising from an investigation by the agency which began in 1994. Under the terms of the agreement, the Company, without admitting or denying certain findings of the Commission contained in the settlement documents, has consented to the entry of an order that it cease and desist from committing or causing any violation of certain provisions of the federal securities laws. The settlement does not involve the payment of civil or criminal fines or penalties by the Company.

     In May of this year, the Company's Board of Directors adopted a series of recommendations by the Company's legal department concerning its public affairs and regulatory compliance programs.

     The Company believes that since its direct-imaging products are new to the graphic arts industry, sales and production predictions are difficult, if not impossible, to make. This is particularly true given the rapidly changing nature of the graphic arts industry and ongoing developments in printing technology. These conditions may lead to continued volatility of the price of the Company's common stock.

     As previously noted by the Company, the backlog that existed for the Quickmaster DI's has been filled by Heidelberger Druckmaschinen AG and the Company's order input rate for direct imaging products used in the Quickmaster should now be based on Heidelberg's inventory levels and ability to continue successful marketing. Although the Company and Heidelberg have not finalized 1998 production schedules, the Company expects that sales of Quickmaster DI systems may slow considerably during 1998, but the Company anticipates that sales of its other products and revenues from new product development should offset the reduction.

     Due to contract obligations with its strategic partners, in the future the Company will not unilaterally make public announcements that include the details of its pricing and royalty data, production levels, shipping schedules or other sensitive information the release of which could create a competitive disadvantage. The Company will continue to make prompt disclosure of information which could reasonably be expected to effect the investment decisions of its shareholders in accordance with NASD guidelines and SEC requirements.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

The statements which are not historical facts contained in this report are forward looking statements that involve a number



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of known and unknown risks,  uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply
and   manufacturing   constraints  or   difficulties,   possible   technological
obsolescence, uncertainties relating to customer plans and comittments, the ability of the Company to continue to market its consumables and other products through the Company and its strategic alliances, the ability to successfully develop and market new products, the highly competitive environment in which the Company operates and potential entry of new competitors into the Company's markets, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain additional capital if required and other risks detailed in the Company's Securities and Exchange Commission filings.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      PRESSTEK, INC.



                                      By:    /s/ Richard A. Williams
                                             ----------------------------
                                               Richard A. Williams
                                               Chief Executive Officer
                                               (Duly Authorized Officer)



Date: December 22, 1997


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